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                                                                EXHIBIT 3.3(a)

                               CERTIFICATE OF AMENDMENT
                                          OF
                               EARTHLINK NETWORK, INC.
                             CERTIFICATE OF DESIGNATION,
                              PREFERENCES AND RIGHTS OF
                         SERIES A CONVERTIBLE PREFERRED STOCK

                       ________________________________________

                               Pursuant to Section 242
                            of the Corporation Law of the
                                  State of Delaware
                       _______________________________________

          The undersigned, EARTHLINK NETWORK, INC. (the "Corporation"), a corporation existing under and by virtue of the General Corporation Law of the State of Delaware, as amended, desiring to give notice of corporate action effectuating amendment of its Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock (the "Certificate of Designation"),

          DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of the Corporation, as of November 15, 1996, duly adopted resolutions setting forth an amendment to the Certificate of Designation, declaring said amendment to be advisable and calling a special meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the amendment is as follows:

          "RESOLVED FURTHER, that the text of Section 4(a)(ii) of the EarthLink Network, Inc. Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock be amended to read as follows:

               '(ii)     Each share of Series A Convertible Preferred Stock
               shall automatically be converted into such number of shares of Common Stock as is determined by dividing 5.50 by the Conversion Factor at the time in effect for such Series A Preferred Stock immediately upon the consummation of the Corporation's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (or any equivalent successor form), (A) the public offering price of which was not less than $8.00 per share (adjusted to reflect changes after September 9, 1996 in the number of shares of Common Stock outstanding by reason of stock dividends, stock splits or recapitalizations or the like) and (B) the net proceeds to the Corporation of which were not less than $20 million (a "Qualifying Public Offering"); PROVIDED, HOWEVER, that a "Qualifying Public Offering" shall exist for all purposes hereof without regard to any minimum public offering price per share (including, without

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               limitation, the $8.00 per share minimum public offering
               price per share referred to above) if such public offering meets the requirement set forth in clause (B) above, is the subject of a Registration Statement filed by the Company on November 8, 1996 (SEC Registration No. 333-15781) and is underwritten by Invemed Associates, Inc.'"

          SECOND: That thereafter, pursuant to resolution of the Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President this 2nd day of December, 1996.

                                   EARTHLINK NETWORK, INC.


                                   By: /s/ CHARLES G. BETTY
                                       --------------------
                                       Charles G. Betty
                                       President